Exhibit 3

                        AGREEMENT OF TRANSFER AND RECEIPT

          Millennium Entertainment Partners, L.P. ("MEP") hereby transfers, sells and assigns to Millennium Partners LLC ("MP") 1,052,632 shares (the "Shares") of The Sports Club Company, Inc., in exchange for $5,000,000 cash, payable at the direction of MEP, receipt of which is hereby acknowledged. Each of MEP and MP agree to execute and deliver such other documents, stock powers, authorizations and agreements as may be necessary to complete the registration of the transfer of the Shares to MP.

                                         MILLENNIUM ENTERTAINMENT
                                                  PARTNERS, L.P.

                                         By:        /s/ Brian J. Collins

                                         Name:    Brian J. Collins
                                                  Authorized Officer


                                         MILLENNIUM PARTNERS LLC

                                         By:        /s/ Brian J. Collins

                                         Name:    Brian J. Collins
                                                  Authorized Officer